Exhibit 32.1

Certification of Principal Executive Officers
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Report”) of ATS Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Pamela A. Little, and I, John A. Hassoun, Co-Chief Executive Officers of the Registrant, hereby certify that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 14, 2011	By:	/s/ Pamela A. Little
Pamela A. Little Co-Chief Executive Officer and Chief Financial Officer (Principal Executive Officer)

	By:	/s/ John A. Hassoun
John A. Hassoun Co-Chief Executive Officer (Principal Executive Officer)